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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement of Joe's Jeans Inc. of our report dated February 13, 2015, except for the effects of discontinued operations discussed in Note 1—Business Description and Basis of Presentation, Note 2—Subsequent Events and Note 4—Discontinued Operations as to which the date is November 2, 2015, relating to the consolidated financial statements and the schedule of Joe's Jeans Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the existence of substantial doubt about the Company's ability to continue as a going concern), and to the reference to our firm under the heading "Experts" in the joint proxy and consent solicitation statement/prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Los Angeles, California
November 2, 2015

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM